1 STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered this 28th day of May, 2021, by and among Ki Tai Yeung, an individual residing in the State of New York (“Stockholder”), constituting the minority stockholder of Kirnland Food Distribution, Inc., a Georgia corporation (the “Company”); HF Group Holding Corp., a Delaware corporation (“Purchaser”), a subsidiary ofHF Foods Group Inc., a Delaware corporation (“Parent”); and, solely for purposes of Section 5.4 hereinbelow, the Company. W I T N E S S E T H: WHEREAS, the Company is a wholesale food distributor (the “Business”); WHEREAS, the Stockholder owns 1,000 shares of the capital stock of the Company, constituting 33-1/3% of all of the issued and outstanding shares of capital stock of the Company; and WHEREAS, Purchaser desires to purchase from the Stockholder and the Stockholder desires to sell to Purchaser all of his Shares of the Company (collectively, the “Purchased Shares”), free and clear of all liens and encumbrances, as hereinafter provided. NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE 1 PURCHASE AND SALE OF STOCK 1.1 Purchase and Sale. On the terms, provisions and conditions set forth herein and in reliance upon the warranties and representations contained herein, Purchaser shall purchase, and the Stockholder shall sell, transfer and assign to Purchaser, at the Closing all of the Purchased Shares, free and clear of all Liens and Stock Encumbrances. At the Closing, the Stockholder shall deliver to Purchaser certificates evidencing such Purchased Shares, which shall be delivered to Purchaser and duly endorsed in blank or accompanied by stock transfer powers duly executed in blank, and proper forms for transfer, for the consideration to be delivered by Purchaser as specified in Article 2. As used in this Agreement, “Liens” shall mean any claims, liens, encumbrances, conditions, easements, restrictions, leases, security interests, and similar interests of any kind or nature whatsoever. “Stock Encumbrances” shall mean restrictions on the voting, transfer, receipt of dividends or other attributes of ownership whatsoever other than those imposed by Law, the certificate or articles of incorporation or bylaws of the Company. “Stock Rights” shall mean conversion rights, exchange rights, rights, warrants or options. “Law” means any applicable law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any governmental entity. “Transaction Documents” means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by the Purchaser, the Company and/or the Stockholder. 1.2 Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place on or before May 28, 2021, to be effective as of 11:59 p.m. ET on such date, or such other date as the parties shall agree in writing (the “Closing Date”), by means of exchange of signature pages by facsimile or other electronic means (to be followed by delivery of hard copies of all Closing deliveries)

2 or, at the election of the Stockholder and Purchaser, at the offices of the Stockholder’s or Purchaser’s counsel. ARTICLE 2 PURCHASE PRICE 2.1 Purchase Price. The aggregate purchase price for the Purchased Shares shall be Five Million and No/100 Dollars ($5,000,000.00) (the “Purchase Price”) and shall be paid by Purchaser at Closing in cash, certified check, bank wire transfer, or other immediately available funds (“Cash at Closing”). ARTICLE 3 OTHER COVENANTS AND AGREEMENTS 3.1 Expenses. (a) Expenses of Purchaser. All of the expenses incurred by Purchaser in connection with the authorization, negotiations, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limited, all fees and expenses of agents, representatives, brokers, counsel and accountants for Purchaser, shall be paid by Purchaser. (b) Expenses of Stockholder. All expenses incurred by the Stockholder in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Stockholder shall be paid by the Stockholder. 3.2 Taxes. (a) Definitions. As used in this Agreement, the following terms have the specified meanings: (i) “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under similar provision of state, local or foreign Law. (ii) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the revenue rulings and regulations promulgated thereunder, as the same may be amended from time to time. Any references to a specific section of the Code shall refer to the cited provisions as the same may be subsequently amended from time to time, as well as to any successor provision(s). (iii) “Period” shall mean any taxable year or any other period with respect to which any Tax may be imposed under any Law. (iv) “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, governmental entity or other entity. (v) “Post-Closing Tax Period” shall mean any Period beginning immediately after the Closing Date, and, with respect to any Period beginning before and ending after

3 the Closing, means the portion of such Period commencing immediately after the Closing Date. (vi) “Pre-Closing Tax Period” shall mean any Period ending on or before the Closing Date and the portion through the Closing Date for any Period that includes (but does not end on) the Closing Date. (vii) “Straddle Period” shall mean a Period that includes (but does not end on) the Closing Date. (viii) “Tax Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums. (ix) “Taxes” (or “Tax” as the context may require) shall mean (A) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any Tax Authority, including taxes or other charges on, measured by, or with respect to income, franchise, windfall, or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, premium, stamp, transfer, value-added or gains taxes; environmental, production or severance taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Period; (C) any liability for the payment of any amounts of the type described in (A) as a result of being a Person required by Law to withhold or collect taxes imposed on another Person; (D) any liability for the payment of amounts of the type described in (A), (B) or (C) as a result of being a transferee of, or a successor in interest to, any Person, as a result of an express or implied obligation to indemnify any Person (including by reason of a tax sharing, tax reimbursement or tax indemnification agreement); and (E) any and all interest, penalties (civil or criminal), additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (A), (B), (C) or (D). (x) “Tax Return” shall mean any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements (including claims for refund)) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment, collection or administration of any Taxes. (b) Responsibility for filing Tax Returns. The taxable year of the Company for purposes of federal income Taxes will end on December 31, 2021. The Purchaser shall prepare and file or cause to be prepared and filed all Tax Returns of the Company for all Periods, including Straddle Periods, ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser and the Company shall be solely responsible for, and shall pay, without any cost to Stockholder, any and all Taxes assessed against and payable by the Company arising from the operations of the Business prior to the Closing and shall be entitled to any refund of Taxes resulting from the payment of such Taxes (regardless of whether the filing of any Tax Returns with respect thereto or payment of any amount in respect thereof are filed, paid or due prior to, on or after the Closing Date). Purchaser shall prepare and

4 file or cause to be prepared and filed any Tax Returns of the Company for any Straddle Period. All Tax Returns for Pre-Closing Tax Periods and Straddle Periods shall be prepared in a manner consistent with the past practices of the Company unless a different treatment of a Tax item is required by Law. Purchaser shall pay or cause to be paid by the Company all Taxes shown as due on all Tax Returns of the Company filed for periods after the Closing Date; provided, however, that nothing contained in the foregoing shall in any way terminate, limit or adversely affect any right of Purchaser to receive indemnification pursuant to any provision of this Agreement. Purchaser agrees that the Tax Returns of the Company filed with respect to the Periods ending on or prior to the Closing Date and any Straddle Period which are filed after the Closing Date, and any prior Tax Returns of the Company, shall not be amended in a manner which increases the tax liability of the Stockholder without the consent of the Stockholder, which consent shall not be unreasonably withheld, except to the extent necessary to comply with Law. (c) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other Taxes, and all conveyance fees, recording charges and other fees and charges (including penalties and interest), incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne and paid by the Purchaser when due. Purchaser and the Stockholder agree to file all necessary documents (including, but not limited to, Tax Returns) with respect to all such amounts in a timely manner. (d) Cooperation of Parties. Except as otherwise provided in this Agreement, the parties hereby agree that each of them shall cooperate with the other in executing or causing to be executed any required document and by making available to the other all work papers, records and notes of any kind at all reasonable times for the purpose of allowing the appropriate party to complete Tax Returns, participate in a proceeding, obtain refunds, make any determination required under this Agreement or defend or prosecute Tax claims. The parties hereby further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). (e) Refunds. Purchaser shall be entitled to the benefit of Tax refunds received by the Company that relate to any Pre-Closing Tax Period. 3.3 Profit Distributions. Stockholder acknowledges and agrees that, as of the Closing, he has received all distributions, dividends and profits owed to him relating to his ownership of the Purchased Shares. From and after the Closing, the Company and Purchaser shall have the sole right to receive all distributions, dividends and profits arising out of the operations of the Company, and Stockholder shall have no further right to receive any part of the profits of the Company. 3.4 Confidentiality and Public Announcements. The parties hereto each agree to, and to direct their respective directors, officers, employees, representatives and agents with a need to know such information to, maintain the confidentiality of the transactions contemplated by this Agreement, except such disclosure as is required by applicable federal or state Laws, or to obtain necessary consents. The Stockholder shall, and shall cause his representatives to, maintain the confidentiality of all non-public information concerning the Company and Purchaser (other than such information which becomes generally available to the public other than as a result of disclosure by Stockholder) which becomes known by such representatives or the Stockholder as a result of the negotiation or consummation of the transactions contemplated by this Agreement.

5 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER As a material inducement to Purchaser to enter into this Agreement, with the understanding that Purchaser will be relying thereon in consummating the transactions contemplated hereby, Stockholder represents and warrants to Purchaser that: 4.1 Ownership of Company Shares. Except for the Purchased Shares, the Stockholder does not own or hold, directly or indirectly, any shares of stock, Stock Rights, other equity interests, or other attributes of ownership in the Company. The Stockholder is the sole record and beneficial owner of the Purchased Shares, free and clear of any Lien or any Stock Encumbrances. Upon Closing, Purchaser shall own the Purchased Shares free and clear of any Liens, Stock Encumbrances or Stock Rights. No Person other than the Stockholder has any beneficial or record interest in the Purchased Shares. 4.2 Ownership of Parent Shares. Stockholder does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent, or any economic interest in or derivative of such stock. 4.3 Power and Authority; Due Authorization. Stockholder has requisite capacity and authority to execute and deliver this Agreement and each of the Transaction Documents to which such Stockholder is or will be a party and to consummate the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Transaction Documents constitutes a valid and binding agreement of Purchaser, this Agreement and each of the Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Stockholder, in each case enforceable by Purchaser in accordance with its terms, subject to Laws of general application in effect affecting creditors’ rights and subject to the exercise of judicial discretion in accordance with general equity principles. 4.4 No Conflict; Required Consents. The execution and delivery by the Stockholder of this Agreement and the Transaction Documents and the consummation by the Stockholder of the transactions contemplated hereby and thereby do not and will not: (a) require, in accordance with the terms of any material contract, the consent, approval or action of, or any filing or notice to, any Person or any public, governmental or judicial authority; (b) violate the terms of any material instrument, document or agreement to which Stockholder is a party, or by which Stockholder is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any Lien upon any of the property or assets of the Company; or (c) violate any order, writ, injunction, decree, judgment, ruling, Law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Stockholder. 4.5 Release of Claims. Stockholder releases and discharges (to the fullest extent permitted by applicable Law) Purchaser, Parent and the Company (collectively, the “Purchaser Entities”) and all of the present and former officers, directors, affiliates, shareholders, members, partners, attorneys, agents, insurers, employees, or other representatives of, and any predecessors, successors and assigns of, the Purchaser Entities (collectively, the “Released Parties”), from any and all claims, suits, demands, damages (including, but not limited to, consequential and exemplary damages), judgments, liens, debts, attorneys’ fees, costs, actions and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected in law or in equity, including but not limited to any and all rights and claims that he has or may have pursuant to that certain Shareholders’ Agreement Among Shareholders of

6 Kirnland Food Distribution, Inc., executed by and among Stockholder, Zhou Min Ni, and the Company, dated as of December 14, 2017, and all other organizational documents of the Company, including but not limited to the articles of incorporation of the Company and any amendments thereof, the by-laws of the Company and any amendments thereof, and any board actions or resolutions of the directors of the Company. For sake of clarity, this Section 4.5 does not release, limit or affect Stockholder’s right to enforce the terms of this Agreement or any rights arising out of or related to his Stock at Closing. 4.6 Litigation; Judgments. There is no action, proceeding or investigation, pending, or to Stockholder’s actual knowledge, threatened against or involving Stockholder seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might adversely affect Stockholder’s ability to consummate the transactions contemplated by this Agreement and each of the Transaction Documents. 4.7 Brokers Fees and Expenses. Stockholder has not retained or utilized the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any Person for or on account of the transactions contemplated hereby which would obligate the Company or Purchaser to pay any such fees or commissions. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER In order to induce the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser hereby makes the following representations and warranties to the Stockholder: 5.1 Binding Agreement. Assuming that this Agreement constitutes a valid and binding agreement of the Stockholder, this Agreement and each of the Transaction Documents constitute, or will constitute when executed and delivered, a valid and binding agreement of Purchaser, to the extent a party thereto, enforceable against Purchaser in accordance with its terms, subject to Laws of general application in effect affecting creditors’ rights and subject to the exercise of judicial discretion in accordance with general equitable principles. 5.2 No Conflict; Consents. The execution and delivery by Purchaser of this Agreement and each of the Transaction Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) require, in accordance with any material contract or agreement, the consent, approval or action of, or any filing or notice to, any Person; (b) violate the terms of any material instrument, document or agreement to which Purchaser is a party, or by which Purchaser or the property of Purchaser is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate Purchaser’s certificate of incorporation or bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, Law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Purchaser, or the business or assets of Purchaser, or relating to the purchase of the Purchased Shares. 5.3 Litigation; Judgments. There is no action, proceeding or investigation, pending, or to Purchaser’s knowledge, threatened against or involving Purchaser seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might adversely affect Purchaser’s ability to consummate the transactions contemplated by this Agreement and each of the Purchaser Transaction Documents.

7 5.4 Release of Claims. Purchaser Entities hereby release and discharge (to the fullest extent permitted by applicable Law) Stockholder (the “Released Party”), from any and all claims, suits, demands, damages (including, but not limited to, consequential and exemplary damages), judgments, liens, debts, attorneys’ fees, costs, actions and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected in law or in equity, including but not limited to any and all rights and claims that Purchaser Entities have or may have pursuant to that certain Shareholders’ Agreement Among Shareholders of Kirnland Food Distribution, Inc., executed by and among Stockholder, Zhou Min Ni, and the Company, dated as of December 14, 2017, and all other organizational documents of the Company, including but not limited to the articles of incorporation of the Company and any amendments thereof, the by-laws of the Company and any amendments thereof, and any board actions or resolutions of the directors of the Company. For sake of clarity, this Section 5.4 does not release, limit or affect Purchaser’s right to enforce the terms of this Agreement or any rights arising out of or related to the Stock at Closing. 5.5 Brokers Fees and Expenses. Purchaser has not retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any Person for or on account of the transactions contemplated hereby, or had any communications with any Person which would obligate any Stockholder to pay any such fees or commissions. ARTICLE 6 INDEMNIFICATION 6.1 Indemnification by the Stockholder. Subject to the terms of this Article 6, the Stockholder hereby indemnifies Purchaser, and its respective employees, officers, directors, successors and assigns (collectively, the “Purchaser Indemnitees”) and agrees to defend, reimburse and hold them harmless from and against, and in respect of, on a dollar for dollar basis, all claims, liabilities, damages, payments, obligations, losses, costs and expenses (including reasonable attorneys’ fees, court costs, expert witness fees, transcripts costs and other expenses of litigation) and judgments (at law or in equity) (collectively, “Losses”) incurred or suffered by any of them and arising out of or resulting from any of the following: (a) (i) any breach of, nonfulfillment of, or failure to perform any agreement or covenant or obligation of the Stockholder pursuant to this Agreement or in any other Transaction Document or (ii) any inaccuracy in or breach of any warranty or representation of the Stockholder contained herein or in any other Transaction Document as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date; and/or (b) any fees, expenses or other payments incurred or owed by the Stockholder to any brokers, financial advisors or comparable Persons retained or employed by Stockholder, knowingly or unknowingly, in connection with this Agreement and the transactions contemplated hereby. 6.2 Indemnification by Purchaser. Purchaser hereby indemnifies the Stockholder and agrees to defend, reimburse and hold him harmless from and against, and in respect of, on a dollar for dollar basis, all Losses incurred or suffered by him and arising out of or resulting from any of the following: (a) (i) any breach of, nonfulfillment of, or failure to perform any agreement or covenant or obligation of Purchaser pursuant to this Agreement or in any other Transaction Document or (ii) any inaccuracy in or breach of any warranty or representation of Purchaser contained herein or in any

8 Transaction Document as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date; and/or (b) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or comparable Persons retained or employed by Purchaser, knowingly or unknowingly, in connection with this Agreement and the transactions contemplated hereby. 6.3 Provisions Regarding Indemnification. (a) General. The party (or parties) believing it (or they) to be entitled to indemnification hereunder (the “Indemnified Party”) shall promptly notify the other party (or parties) (the “Indemnifying Party”) in writing of any claim, demand, action or proceeding for which indemnification will or may be sought under Sections 6.1 or 6.2 (a “Notice of Claim”). The Notice of Claim shall specify facts reasonably known to the Indemnified Party giving rise to such indemnity rights. Unless the Indemnifying Party notifies the Indemnified Party, in writing, within fifteen (15) business days following its receipt of a Notice of Claim (a “Dispute Notice”) that it disputes the right of the Indemnified Party to indemnification hereunder, the Indemnified Party shall be conclusively deemed entitled to indemnification hereunder with respect to the matters described in such Notice of Claim. Any rights of indemnification established by reason of such agreement or failure to respond shall promptly thereafter be paid and satisfied by the Indemnifying Party. To the extent a dispute exists between the Indemnified Party and the Indemnifying Party, such dispute shall be resolved in accordance with this Agreement. (b) Third Party Claims. (i) Notice. With respect to any matter for which an Indemnified Party is entitled to indemnification from an Indemnifying Party under this Article 6 that relates to a claim by a third party (a “Third Party Claim”), the Indemnified Party shall provide to the Indemnifying Party a Notice of Claim relating to such Third Party Claim; provided, however, that no failure or delay in providing such a Notice of Claim shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). (ii) Assumption of the Defense. The Indemnifying Party shall have fifteen (15) business days after receipt from the Indemnified Party of the Notice of Claim for a Third Party Claim to provide notice to the Indemnified Party of its election to assume, using legal counsel selected by it and reasonably acceptable to the Indemnified Party, the defense of the Third Party Claim at its own expense; provided, however, that if the Indemnifying Party’s assumption of the defense of any Third Party Claim would result in a conflict of interest arising out of the joint representation by legal counsel selected by the Indemnifying Party of the interests of both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be entitled to engage separate legal counsel to represent the Indemnified Party (at the Indemnifying Party’s sole cost and expense) and, if the Indemnifying Party fails to do so during the fifteen (15) business day period referred to above, the Indemnifying Party shall not be entitled to assume the Indemnified Party’s defense of such Third Party Claim. An Indemnifying Party’s election to assume the defense of any Third Party Claim shall constitute an admission that any Losses resulting therefrom are indemnifiable Losses for which the Indemnified Party is entitled to indemnification from the Indemnifying Party under this Article 6 unless within sixty (60) days after receipt of the related Notice of Claim the Indemnifying Party notifies the Indemnified Party that the Third Party Claim is not an indemnifiable claim hereunder and tenders defense of such Third Party Claim to the Indemnified Party (but

9 such notice and tender shall not relieve the Indemnifying Party of its responsibility for indemnification under this Article 6 if it is ultimately determined that such Third Party Claim is an indemnifiable claim under this Article 6). If the Indemnifying Party assumes the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnified Party of all material developments related thereto and copy the Indemnified Party on all pleadings, filings and other correspondence relating thereto. With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense in accordance with this Section 6.3(b)(ii): (i) the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim through legal counsel selected by it, but the costs and expenses of such legal counsel shall be borne solely by the Indemnified Party; and (ii) the Indemnified Party shall, during normal business hours and upon reasonable advance notice, at the cost and expense of the Indemnifying Party, reasonably cooperate with, make its relevant files and records reasonably available for inspection and copying by, make its employees reasonably available to, and otherwise render reasonable assistance to, the Indemnifying Party in connection with the Third Party Claim. (iii) Defense of Third Party Claim by the Indemnified Party. If: (A) the Indemnified Party does not receive notice from the Indemnifying Party in which the Indemnifying Party elects to assume the defense of a Third Party Claim within the fifteen (15) business day time period set forth in Section 6.3(b)(ii); (B) at any time after the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party fails to perform or unreasonably delays in performing its obligations to assume or pursue the defense of any such Thirty Party Claim or (C) within sixty (60) days after receipt of the delivery of the related Notice of Claim the Indemnifying Party notifies the Indemnified Party that the Third Party Claim is not an indemnifiable claim hereunder and tenders defense of such Third Party Claim to the Indemnified Party, the Indemnified Party shall be entitled to fully assume, commence and pursue its own defense of such Third Party Claim and the Indemnifying Party shall no longer be entitled to defend such Third Party Claim. (iv) Settlement. If the Indemnifying Party (having assumed the defense of a Third Party Claim in accordance with Section 6.3(b)(ii)) or the Indemnified Party (having proceeded with its own defense of a Third Party Claim in accordance with Section 6.3(b)(iii)) proposes to settle or compromise such Third Party Claim, the Indemnifying Party or the Indemnified Party (as applicable) shall provide notice to that effect (together with a statement describing in reasonable detail the terms and conditions of such settlement or compromise and including a copy of the settlement agreement) to the Indemnified Party or the Indemnifying Party (as applicable), which shall be provided a reasonable time prior to the proposed time for effecting such settlement or compromise, and the Indemnifying Party or the Indemnified Party (as applicable) may not effect any such settlement or compromise without the prior written consent of the Indemnified Party or the Indemnifying Party, such consent to not be unreasonably withheld, delayed or conditioned. 6.4 Survival. The representations and warranties contained in this Agreement (and the right to bring claims for indemnification based on a breach of such representations and warranties) shall survive the Closing for eighteen (18) months following the Closing Date, and shall thereafter cease to be of any force and effect.

10 ARTICLE 7 CLOSING DELIVERIES TO PURCHASER 7.1 Closing Deliveries. Effective as of the Closing, the Stockholder shall have executed (where applicable), or shall have caused to be executed, and delivered to Purchaser each of the following, together with any additional items that Purchaser may reasonably request to effect the transactions contemplated herein: (a) stock certificate(s) (with appropriate stock powers executed in blank) evidencing ownership of all of the Purchased Shares; and (b) any other documents or agreements contemplated hereby. ARTICLE 8 CLOSING DELIVERIES TO THE STOCKHOLDER 8.1 Closing Deliveries. Effective as of Closing, Purchaser shall have executed (where applicable) and shall have delivered to the Stockholder each of the following, together with any additional items which the Stockholder may reasonably request to effect the transactions contemplated herein: (a) the Cash at Closing; and (b) any other documents or agreements contemplated hereby. ARTICLE 9 MISCELLANEOUS PROVISIONS 9.1 Severability. If any provision of this Agreement is prohibited by the Laws of any jurisdiction as those Laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such Laws, without invalidating the remaining provisions hereto. 9.2 Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by all of the parties hereto. No change, amendment or attempted waiver of any provision hereof shall be binding on the other parties hereto unless reduced to writing and signed by all of the parties hereto. Unless specifically provided otherwise herein or agreed to by all of the parties hereto in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. 9.3 Assignment; Binding Agreement. This Agreement and the Transaction Documents may not be assigned by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement and the Purchaser Transaction Documents in whole or in part to one or more direct or indirect wholly-owned subsidiaries of Parent without the consent of Stockholder. The terms and conditions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

11 9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement. 9.5 Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, “pdf” or sent by a recognized overnight delivery service that guarantees next day delivery (“Overnight Delivery”) or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below: If to Stockholder: Ki Tai Yeung 51-01 Grand Ave Maspeth, New York 11378 Fax: 718 366 9640 Email: pingyeung@youngshing.com With a copy to: Keith A. O'Daniel O'Daniel McDonald 9040 Roswell Road, Suite 500 Sandy Springs, GA 30350 kodaniel@odmclaw.com If to Purchaser/Parent: HF Group Holding Corp. c/o HF Foods Group Inc. 19319 Arenth Avenue City of Industry, CA 91748 Attn: Xiao Mou Zhang Fax: (626) 338-7133 Email: peterzhang@hffoodsgroup.com With a copy to: Puryear and Lingle, PLLC 5501-E Adams Farm lane Greensboro, North Carolina 27407 Attn: David B. Puryear, Jr. Fax: (844) 459-6709 Email: puryear@puryearandlingle.com or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, telefax or “pdf”, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a “business day” is a day on which is open for business and shall not include a Saturday or Sunday or Federal holiday. Notwithstanding anything to the contrary in this Agreement, in the event an action required or permitted

12 by this Agreement is to be taken by a certain date (e.g., ten (10) days after Closing) and such date is not a business day, such action may be performed on the next succeeding day that is a business day. 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with all Exhibits and Schedules attached hereto, and the Transaction Documents constitute the entire agreement of the parties hereto and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as otherwise expressly provided, neither this Agreement nor any Exhibit, Schedule, or Transaction Document is intended to confer upon any Person, other than the Stockholder, Purchaser, Parent, and the Company, any rights or remedies hereunder. 9.7 Further Assurances. The parties to this Agreement agree to execute and/or deliver, both before and after Closing, any additional information, documents or agreements contemplated hereby. The Stockholder agree to provide to Purchaser, both before and after the Closing, such information as Purchaser may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing. 9.8 Construction. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require, and the word “including” shall be interpreted to mean “including, without limitation.” In connection with any action or event that by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may be amended, modified or supplemented from time to time, and not to any particular section, subsection or clause contained in this Agreement. Unless otherwise indicated, a reference to a Section, Schedule or Exhibit means a Section, Schedule or Exhibit hereof. Should any provision of this Agreement require interpretation, it is agreed that the arbitration panel or other body interpreting or construing this Agreement shall not apply the assumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each had the opportunity to participate equally in the negotiations and preparation of this Agreement and have had the opportunity to consult legal counsel regarding the terms hereof. 9.9 Choice of Law. This Agreement and all documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. 9.10 Dispute Resolution. (a) Notwithstanding any provision of this Agreement to the contrary, with the exception of disputes, controversies or claims where the sole remedy sought is injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be resolved in accordance with this Section 9.10. (b) If any dispute, controversy or claim is not resolved between the parties within fifteen (15) days following written notice thereof given by either party hereto to the other, then the parties shall submit such dispute, controversy or claim to mediation. Any party desiring mediation may begin the process by giving the other party a written request to mediate that describes the issues involved and relief sought and invites the other party or parties to join in naming a mutually agreeable mediator and setting a timeframe for the mediation meeting. The parties and the mediator may adopt any procedural

13 format that seems appropriate for the particular dispute, controversy or claim. The contents of all discussions during the mediation shall be confidential and non-discoverable in subsequent arbitration or litigation, if any. If the parties can agree upon a mutually acceptable resolution to such dispute, controversy or claim, it shall be reduced to writing, signed by the parties, and such dispute, controversy or claim shall be deemed resolved. The costs of mediation shall be divided equally between the parties. Any mediation shall be conducted in Greensboro, North Carolina. (c) If such dispute, controversy or claim cannot be resolved through mediation within thirty (30) days after a party requests mediation thereof or such longer time as is mutually agreed by the parties, or if any party refuses to mediate or to name a mutually acceptable mediator or establish a timeframe for mediation within a period of time that is reasonable considering the urgency of the disputed matter, or fails to agree to procedures for the mediation, then any party who desires dispute resolution shall seek binding arbitration as hereinafter provided. Arbitration of any dispute, controversy or claim hereunder shall be conducted in accordance with Title 9 of the United States Code (the United States Arbitration Act) and the Commercial Arbitration Rules, all as amended from time to time (the “Rules”) of the American Arbitration Association (the “AAA”) and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their best efforts to cause a panel of three arbitrators to be appointed within thirty (30) days after the service of notice by either party of its desire to arbitrate. Such panel shall be selected from the AAA panel of commercial arbitrators in accordance with the methodology set forth in the Rules. The parties shall be entitled to engage in discovery in connection with the arbitration, as limited by the arbitration panel in accordance with the Rules. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The arbitration panel shall issue a reasoned award, and the decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration, including reasonable attorneys’ fees, shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive, special, indirect or consequential losses or damages of any kind whatsoever (including lost profits). Any arbitration shall be conducted in Greensboro, North Carolina. [Signatures on following page]

14 IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above. STOCKHOLDER: Ki Tai Yeung PURCHASER: HF GROUP HOLDING CORP. By:__________________________________________ Kong Hian Lee, President COMPANY: KIRNLAND FOOD DISTRIBUTION, INC. [For Purposes of Section 5.4] By:__________________________________________ Kong Hian Lee, President

14 IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above. STOCKHOLDER: Ki Tai Yeung PURCHASER: HF GROUP HOLDING CORP. By:__________________________________________ Kong Hian Lee, President COMPANY: KIRNLAND FOOD DISTRIBUTION, INC. [For Purposes of Section 5.4] By:__________________________________________ Kong Hian Lee, President